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                                                                   EXHIBIT 10.15


                             SUPPLEMENTAL AGREEMENT
                                       TO
                    SERIES D SENIOR PARTICIPATING CONVERTIBLE
                  REDEEMABLE PREFERRED STOCK PURCHASE AGREEMENT


         This is a Supplemental Agreement entered into by and between Art Technology Group, Inc., a Delaware corporation (the "COMPANY") and ____________ (the "ADDITIONAL PURCHASER"), pursuant to Section 1.3(b) of the Series D Senior Participating Convertible Redeemable Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of August 18, 1998, by and among the Company and the Purchasers referred to therein. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

         The Company and the Additional Purchaser who desires to purchase Additional Shares and Additional Warrants (the amounts of which are specifically set forth below), hereby agree as follows:

         1. The Company will sell and the Additional Purchaser will purchase the following Additional Shares for a purchase price of $3.20 per share of Series D Preferred Stock and Additional Warrants for a purchase price of $0.01 per warrant:

                  No. of Shares of Series D Preferred Stock:           __________

                  No. of Vesting Warrant Shares:                       __________

                  Total purchase price:  $__________



         The purchase and sale of the Additional Shares and Additional Warrants referred to above will take place at a time and place agreed upon by the Company and the Additional Purchaser, but in any event, on or before sixty (60) days after the date of the Purchase Agreement.

         2. The Additional Shares and Additional Warrants referred to above will be sold and purchased pursuant to the Purchase Agreement, as supplemented hereby, and (a) such Additional Shares shall and are hereby deemed to be "PURCHASED SHARES", such Additional Warrants shall and are hereby deemed to be "VESTING WARRANTS" and such Additional Shares and Additional Warrants are hereby deemed to be "PURCHASED SECURITIES" for all purposes of the Purchase Agreement, and (b) such Common Stock issuable upon the conversion of the Additional Shares and the exercise of the Additional Warrants shall and are hereby deemed to be "SERIES D INVESTOR REGISTRABLE SECURITIES" for all purposes of the Registration Rights Agreement. Without limiting the generality of the foregoing, the Additional


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Purchaser hereby represents and warrants that the representations and warranties set forth in Section 3 of the Purchase Agreement are (and as of the closing of the purchase and sale of such Additional Shares and Additional Warrants, will
be) true and correct with respect to the Additional Purchaser.

         3. The Additional Purchaser hereby agrees to and does become (a) a "PURCHASER" party to the Purchase Agreement, (b) a "SERIES D INVESTOR" party to the Registration Rights Agreement and (c) a "PURCHASER" party, "STOCKHOLDER" party [and a ["TUDOR PARTY"]/["BAIN PARTY"]](1) to the Stockholders Agreement.

         4. The Additional Purchaser is a bona fide resident and domiciliary of the State of ___________________.










--------

(1) Choose Tudor Party or Bain Party only if applicable.

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         This Supplemental Agreement will be effective and will become a part of the Purchase Agreement upon due execution and delivery by each of the undersigned.



[ADDITIONAL PURCHASER]


______________________________      Dated:  ____________
Name:
Address:



ART TECHNOLOGY GROUP, INC.          Dated:  ____________


By:  _________________________
Name:
Title: